Exhibit 99.1

Nuvectis Pharma Announces Orphan Drug Designation Granted by the FDA for NXP800 for the Treatment of ARID1a-deficient Ovarian, Fallopian Tube, and Primary Peritoneal Cancers

August 29, 2024, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today announced that NXP800 was granted Orphan Drug Designation by the United States Food and Drug Administration (“FDA”) for the treatment of AT-rich interactive domain-containing protein 1a (ARID1a) ARID1a-deficient ovarian, fallopian tube, and primary peritoneal cancers.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, “We are very pleased to have received this designation from the FDA for NXP800. The prevalence of ovarian cancer, which is comprised of ovarian, fallopian tube and primary peritoneal cancers, exceeds the 200,000 patient threshold below which drugs may be eligible to receive orphan drug designation in the United States and in ovarian cancer it has been uncommon to receive this designation for the treatment of a subset of the disease. We therefore believe that this Orphan Drug Designation granted by the FDA for NXP800 for the treatment of a subset of ovarian cancer, specifically for patients with an ARID1a deficiency, provides further validation for NXP800's mechanism of action and the target patient population in our ongoing Phase 1b clinical trial in patients with platinum resistant, ARID1a-mutated ovarian cancer. We expect to provide a data update from this study this coming fall.”

About Orphan Drug Designation

Orphan Drug Designation is granted by the FDA to drugs or biologics intended to treat a rare disease or condition, defined as one that affects fewer than 200,000 people in the United States. Orphan Drug Designation provides certain financial incentives to support clinical development, and the potential for up to seven years of marketing exclusivity for the product for the designated orphan indication in the United States if the product is approved for its designated indication.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two clinical-stage drug candidates, NXP800 and NXP900. NXP800 is an oral small molecule GCN2 activator currently in a Phase 1b clinical trial for the treatment for platinum resistant, ARID1a-mutated ovarian carcinoma and in an Investigator-sponsored clinical trial for the treatment of cholangiocarcinoma. The U.S. Food and Drug Administration granted Fast Track Designation to the NXP800 development program in platinum resistant, ARID1a-mutated ovarian carcinoma, and Orphan Drug Designation for the treatment of cholangiocarcinoma and ARID1a-deficient ovarian, fallopian tube, and primary peritoneal cancers. NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases (SFK), including SRC and YES1. NXP900 has a unique mechanism of action in that it inhibits both the catalytic and scaffolding functions of the SRC kinase thereby providing complete shutdown of the signaling pathway. NXP900 is currently in a Phase 1a dose escalation study.

Forward Looking Statements

Certain statements in this presentation constitute “forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the potential benefits of the Orphan Drug Designation granted to NXP800, the preclinical and the Phase 1a data generated to date for NXP800 and the clinical expectations for the NXP800 Phase 1b study, including statements regarding NXP800's mechanism of action and its potential ability to become a therapeutic option for the treatment of platinum-resistant, ARID1a-mutated ovarian carcinoma, cholangiocarcinoma, and potentially other cancer indications, and the timing for this study. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 2Q 2024 Form 10-Q and our other public filings with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com